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                              CERTIFICATE OF MERGER

                                       of

                              AGRILINK FOODS, INC.,
                             a New York corporation

                                       and

                             AGRILINK MERGER CORP.,
                             a Delaware corporation


         It is hereby certified that:

         1. The constituent business corporations participating in the merger herein certified are:

            (i) Agrilink Foods, Inc., which is incorporated under the laws of the State of New York; and

            (ii) Agrilink Merger Corp., which is incorporated under the laws of the State of Delaware.

         2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Agrilink Foods, Inc. in accordance with the laws of the State of its incorporation and by Agrilink Merger Corp. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation in the merger herein certified is Agrilink Merger Corp., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

         4. The Certificate of Incorporation of Agrilink Merger Corp., the surviving corporation, is to be amended and changed by reason of the merger herein certified by striking out articles ONE and thereof, relating to the name, of said surviving corporation, and by substituting in lieu thereof the following articles:

                                  "ARTICLE ONE

            The name of the corporation is Agrilink Foods, Inc. (hereinafter called the "Corporation")."

and said Certificate of Incorporation as so amended and changed shall continue to be the Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.



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         5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

                     Agrilink Foods, Inc.
                     90 Linden Oaks
                     Rochester, NY  14625

         6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

         7. The authorized capital stock of Agrilink Foods, Inc. consists of 11,000 common stock shares, par value $.01 per share.






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                  IN WITNESS WHEREOF, the undersigned constituent corporations have executed this Certificate of Merger as of this 19th day of August 2002.



                            AGRILINK FOODS, INC.
                            a New York Corporation



                            By:       /s/ David M. Mehalick
                                   -------------------------------
                                   Name:      David M. Mehalick
                                   Title:     Vice President




                            AGRILINK MERGER CORP.
                            a New York Corporation



                            By:         /s/ David M. Mehalick
                                    --------------------------
                                   Name:      David M. Mehalick
                                   Title:     Vice President